Exhibit 99.2

Certification of Vice President Finance & Administration, Chief Financial Officer and Secretary
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.  1350, as adopted), Jeffrey L. Garon, the Vice President Finance & Administration, Chief Financial Officer and Secretary of Silicon Storage Technology, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

  The Company's Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.2 (the "Annual Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 20th day of March, 2003.

By: /s/ JEFFREY L. GARON
Jeffrey L. Garon
Vice President Finance & Administration,
Chief Financial Officer and Secretary